UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): MAY 9, 2007


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-21559                   04-3320515
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
     of incorporation)                                       identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 10, 2007, L-1 Identity Solutions, Inc. (the "Company" or "L-1 Identity Solutions") entered into a purchase agreement pursuant to which it agreed to sell to certain initial purchasers $150 million in principal amount of Convertible Senior Notes due 2027. The initial purchasers have placed the notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes will pay interest semiannually at a rate of 3.75% per annum, and will be convertible based upon a base conversion price of $32.00 per share, which represents a 60% conversion premium over the last reported price of $20.00 per share on May 10, 2007. The notes will be convertible into shares of L-1 Identity Solutions common stock or, at the Company's option, cash up to the principal amount with any conversion value above the principal amount delivered in shares of L-1 Identity Solutions common stock. If the daily volume weighted average price of L-1 Identity Solutions common stock exceeds the base conversion price of the notes, the applicable conversion rate will be increased pursuant to a formula up to a specified limit of 45.25 shares per $1,000 principal amount of notes. The Company granted the initial purchasers a 30-day option to purchase up to $25 million principal amount of additional notes. The issuance and purchase of the notes is expected to be consummated on May 17, 2007.

The net proceeds from the offering, after initial purchasers discounts, commissions and transaction costs, are estimated to be $145.1 million, or $169.4 million if the initial purchasers exercise their option to purchase additional notes. L-1 Identity Solutions intends to use approximately $70 million of the net proceeds from the offering to pay the cost of entering into the forward share repurchase transaction discussed below, to repay approximately $75.1 million of borrowings under L-1 Identity Solutions' senior credit facility, and to apply any remaining proceeds for general corporate purposes including acquisitions.

On May 10, 2007, L-1 Identity Solutions also entered into a prepaid forward share purchase transaction pursuant with one of the initial purchasers of the private offering discussed above. Pursuant to this transaction, the Company agreed to purchase approximately 3.5 million shares of the Company's common stock. Upon consummation of the private offering discussed above, the Company will prepay the counterparty to the prepaid forward transaction approximately $70 million for the shares, which are to be delivered to the Company over a settlement period of 25 consecutive trading days commencing 28 trading days prior to November 15, 2012. The transaction is subject to early settlement or settlement with alternative consideration in the event of certain significant corporate transactions such as a change in control. The Company has been advised that, in connection with entering into the forward share repurchase transaction, the other party thereto or one of its affiliates expects to enter into various derivative transactions with respect to L-1 Identity Solutions common stock prior to or concurrently with the pricing of the private offering discussed above, and may enter into, modify or terminate various derivative transactions with respect to L-1 Identity Solutions common stock or purchase or sell L-1 Identity Solutions common stock in secondary market transactions following the pricing of the notes.

As contemplated by the purchase agreement, and in order to facilitate the structuring of potential future acquisitions, the Company plans to implement a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law. Prior to the completion of the offering, the Company will merge


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into a wholly owned subsidiary of a newly formed Delaware corporate subsidiary that will assume the name "L-1 Identity Solutions, Inc.", issue the notes and list its shares of common stock on the NYSE as a successor to the Company. The Company will change its name to "L-1 Identity Solutions Operating Company" and will survive the merger as a wholly owned subsidiary of L-1 Identity Solutions, Inc. The current governance structure of the Company will be replicated at the holding company level and the new holding company will assume certain employment arrangements and equity compensation plans. No vote, exchange of share certificates or other action by stockholders of the Company will be required in connection with the transaction.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes and the shares of L-1 Identity Solutions common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On May 11, 2007, the Company issued a press release discussing the above matters, a copy of which is attached as Exhibit 99.1.

On May 9, 2007, the Company entered into an amendment to its Amended and Restated Credit Agreement, dated as of October 19, 2006 (the "Credit Agreement"), among the Company and the lenders party thereto, which made modifications to the Credit Agreement, including technical modifications and the ability to make certain restricted payments and investments using the proceeds of equity issuances at the holding company level, to facilitate the issuance by the Company of the notes and the entry into the forward share repurchase transaction.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

As discussed above under Item 1.01, on May 10, 2007 the Company agreed to sell $150 million aggregate principal amount of 3.75% Convertible Senior Notes due 2027. The initial purchasers agreed to purchase the notes for 97.25% of the principal amount and the notes were offered by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act at 100% of the principal amount.

The notes are convertible into shares of the Company's common stock as discussed above under Item 1.01, which is incorporated herein by reference. At closing, the Company will enter into an indenture that will provide that holders of the notes may only convert their notes under the following circumstances: the market price of the Company's common stock is above 130% of the base conversion price; the trading price of the notes is below 98% of the product of the sale price of the Company's common stock and the applicable conversion rate of the notes; if the Company has called the notes for redemption; or upon the occurrence of specified corporate transactions or fundamental changes. On or after January 15, 2027, the notes may be converted without satisfaction of the foregoing conditions.

The Company offered the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers, including that the initial purchasers would only offer, sell or deliver the notes to persons who they


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reasonably believe are qualified institutional buyers within the meaning of Rule
144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.





ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.             Description
-----------             -----------

Exhibit 99.1      Press release dated May 11, 2007











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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2007
                               L-1 IDENTITY SOLUTIONS, INC.


                               By:/s/ Robert V. LaPenta
                                  ------------------------------
                                  Robert V. LaPenta
                                  Chairman, President & CEO























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                                  EXHIBIT INDEX




 Exhibit No.             Description
 -----------             -----------

Exhibit 99.1      Press release dated May 11, 2007




























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